UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2012

SUBURBAN PROPANE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14222	22-3410353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Route 10 West Whippany, NJ	07981
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 887-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 15, 2012, Suburban Propane Partners, L.P., a Delaware limited partnership (“Suburban”) entered into an amendment (the “CA Amendment”) to the Contribution Agreement, dated as of April 25, 2012 with Inergy, L.P., a Delaware limited partnership (“NRGY”), Inergy GP, LLC, a Delaware limited liability company, and Inergy Sales & Service, Inc., a Delaware corporation. The CA Amendment provides that Suburban will offer $50.0 million in aggregate cash consent payments in connection with Suburban’s previously announced exchange offers and consent solicitations for NRGY Notes relating to the planned acquisition of NRGY’s retail propane operations (the “Inergy Propane Acquisition”) and that NRGY will pay $14.75 million to Suburban in cash at closing of the Inergy Propane Acquisition. The description above is only a summary of the material provisions of the CA Amendment and is qualified in its entirety by reference to a copy of the CA Amendment, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On June 15, 2012, Suburban issued a press release relating to the previously announced exchange offers and consent solicitations in connection with the planned acquisition of NRGY’s retail propane operations. In the press release, Suburban announced that it had extended the consent date and expiration date, increased the cash consent payment, increased the coupon of the notes being offered and modified certain other terms in the exchange offers and consent solicitations. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Following discussions with certain NRGY noteholders, Suburban has increased by 0.25% the interest rates on both series of new notes being offered in the exchange offers. Suburban is now proposing to issue 7 1/4% Senior Notes due 2018 and 7 1/8% Senior Notes due 2021 in the exchange offers. The 7 1/4% Senior Notes due 2018 will be issued only in exchange for NRGY’s 7% Senior Notes due 2018 and the 7 1/8% Senior Notes due 2021 will be issued only in exchange for NRGY’s 6 7/8% Senior Notes due 2021.

In addition, Suburban announced that it is now offering to pay an aggregate of $50.0 million in cash to holders of NRGY notes, on a pro rata basis, who deliver a valid consent by the new consent date. Assuming that consents are validly delivered for all $1.2 billion of the NRGY notes, the cash consent payment will be approximately $41.67 per $1,000 principal amount of NRGY notes as to which a holder delivers a valid consent by the consent date. Assuming that consents are validly delivered for $1.0 billion of the NRGY notes, the cash consent payment will be $50 per $1,000 principal amount of NRGY notes as to which a holder delivers a valid consent by the consent date.

Updated pro forma financial information showing the effect of these modifications to the terms of the exchange offers and consent solicitations has been included in Item 9.01(b) of this Current Report on Form 8-K.

Information contained in this Current Report on Form 8-K may contain forward-looking statements. Some of these statements can be identified by the use of forward-looking terminology such as “prospects,” “outlook,” “believes,” “estimates,” “contemplates,” “intends,” “may,” “will,” “should,” “anticipates,” “expects” or “plans” or the negative or other variation of these or similar words, or by discussion of trends and conditions, strategies or risks and uncertainties. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those discussed or implied in such forward-looking statements. They include statements regarding the timing and expected benefits to Suburban of the Inergy Propane Acquisition, and also include statements relating to or regarding:

•	the cost savings, transaction costs or integration costs that Suburban anticipates to arise from the Inergy Propane Acquisition;

•	various actions to be taken or requirements to be met in connection with completing the Inergy Propane Acquisition or integrating the operations of Inergy Propane into Suburban’s operations;

•	revenue, income and operations of the combined company after the Inergy Propane Acquisition is consummated;

•	future issuances of debt and equity securities and Suburban’s ability to achieve financing in connection with the Inergy Propane Acquisition or otherwise; and

•	other objectives, expectations and intentions and other statements that are not historical facts.

These forward-looking statements are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, including those discussed in the “Risk Factors” sections of Suburban’s filings with the SEC, could cause actual results to differ materially from those described in the forward-looking statements:

•	expected cost savings from the Inergy Propane Acquisition may not be fully realized or realized within the expected time frame;

•	Suburban’s revenue following the Inergy Propane Acquisition may be lower than expected;

•	adverse weather conditions may occur resulting in reduced demand;

•

costs or difficulties related to obtaining regulatory approvals for completing the Inergy Propane Acquisition and, following the consummation of the Inergy Propane Acquisition, the integration of the businesses of Inergy Propane and Suburban may be greater than expected;

•	general economic conditions, either internationally or nationally or in the jurisdictions in which Suburban is doing business, may be less favorable than expected;

•	Suburban may be unable to retain key personnel after the Inergy Propane Acquisition;

•	operating, legal and regulatory risks; and

•	whether the transactions described herein will in fact be consummated on these or different terms or at all.

These risks and other factors that may impact Suburban’s assumptions are more particularly described under the captions “Risk Factors” in Suburban’s filings with the SEC, including under the caption “Risk Factors” in Suburban’s Annual Report on Form 10-K for the fiscal year ended September 24, 2011. While Suburban believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors on, and it is impossible to anticipate all factors that could affect, Suburban’s actual results. All subsequent written and oral forward-looking statements attributable to Suburban or persons acting on its behalf, are expressly qualified in their entirety by these cautionary statements. None of Suburban or any other party undertakes any obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

In addition to the foregoing factors, the consummation of the Inergy Propane Acquisition is subject to various risks and uncertainties, including uncertainties as to the timing of the Inergy Propane Acquisition, the possibility that the various closing conditions for the Inergy Propane Acquisition may not be satisfied or waived, the possibility that the exchange offers will not be consummated, and the possibility that Suburban will be unable to achieve the financing necessary to consummate the Inergy Propane Acquisition.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro forma financial information

On May 3, 2012, Suburban filed a Current Report on Form 8-K that included in Exhibit 99.3 unaudited pro forma condensed combined financial information as of and for the six months ended March 24, 2012 and for the year ended September 24, 2011. This unaudited pro forma condensed combined financial information was prepared to give effect to the acquisition of NRGY’s retail propane business.

On June 15, 2012, Suburban announced that it increased the interest rates on the notes being offered to NRGY noteholders in the exchange offers for their NRGY notes and increased the cash consent payment being offered to the NRGY noteholders in connection with the related consent solicitations. Attached as Exhibit 99.2 hereto is updated unaudited pro forma condensed combined financial information reflecting the increased interest rates and cash consent payment. This updated pro forma financial information replaces the previously provided pro forma financial information in its entirety.

This unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what our actual results of operations or financial position would have been if the acquisition of NRGY’s retail propane business had occurred on the dates indicated, nor are they necessarily indicative of our future operating results or financial position.

(d) Exhibits:

2.1	Amendment to Contribution Agreement dated as of June 15, 2012 by and among Inergy, L.P., Inergy GP, LLC, Inergy Sales and Service, Inc. and Suburban Propane Partners, L.P.

99.1	Suburban Propane Partners, L.P. Extends Consent Date and Expiration Date and Modifies Terms of Exchange Offers and Consent Solicitations in Connection with its Planned Acquisition of Inergy, L.P.’s Retail Propane Operations

99.2	Unaudited Pro Forma Condensed Combined Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.

Date: June 15, 2012	By:	/s/ Michael A. Stivala
Name: Michael A. Stivala
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit

2.1	Amendment to Contribution Agreement dated as of June 15, 2012 by and among Inergy, L.P., Inergy GP, LLC, Inergy Sales and Service, Inc. and Suburban Propane Partners, L.P.

99.1	Suburban Propane Partners, L.P. Extends Consent Date and Expiration Date and Modifies Terms of Exchange Offers and Consent Solicitations in Connection with its Planned Acquisition of Inergy, L.P.’s Retail Propane Operations

99.2	Unaudited Pro Forma Condensed Combined Financial Information